CILCORP INC.

                       SUMMARY OF RIGHTS TO PURCHASE
                         SERIES R PREFERRED STOCK

     On October 29, 1996, the Board of Directors of CILCORP Inc. (the "Company") declared a dividend distribution of one Right for each share of common stock of the Company (the "Common Stock") outstanding on November 12, 1996 and for each share of Common Stock issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, for shares issued after such Date. Each Right entitles the registered holder to purchase from the Company one one-hundredth (1/100) of a share of Series R Preferred Stock (the "Preferred Stock") at a Purchase Price of $100.00. The terms and conditions of the Rights are contained in a Rights Agreement dated as of October 29, 1996 between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement").

     As discussed below, initially the Rights will not be exercisable, certificates for the Rights will not be issued, and the Rights will automatically trade with the Common Stock.

     Until the close of business on the Distribution Date, which will occur on the earlier of (i) the tenth day following the date of a public announcement that
a person or group of affiliated or associated persons ("Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (the "Stock Acquisition Date") or (ii) the tenth business day (or such later date as may be determined by the Board of Directors prior to any person becoming an Acquiring Person) after the commencement of a tender or exchange offer by a Person which would result in the ownership by such Person of 15% or more of the outstanding Common Stock, the Rights will be represented by and transferred only with the Common Stock. Until the Distribution Date, new certificates issued for Common Stock will contain a legend incorporating the Rights Agreement by reference, and the surrender for transfer of any of the Common Stock certificates will also constitute the transfer of the Rights associated with the Common Stock represented by those certificates. As soon as practicable following the Distribution Date, separate Right Certificates will be mailed to holders of record of Common Stock at the close of business on the Distribution Date, and thereafter the Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on November 12, 2006, unless redeemed or exchanged earlier as described below.

     The Preferred Stock will be nonredeemable and, unless otherwise provided in connection with the creation of a subsequent Series of preferred stock, subordinate to all other series of the Company's preferred stock. Each share of Preferred Stock will be entitled to receive, when, as and if declared, a quarterly dividend in an amount equal to the greater of $1.00 per share or 100 times the quarterly cash dividend declared on the Common Stock. In addition, the Preferred Stock is entitled to 100 times any non-cash dividends (other than dividends payable in Common Stock) declared on the Common Stock, in like kind. In the event of liquidation, the holders of Preferred Stock will be entitled to receive a liquidation payment in an amount equal to the greater of $100.00 per share or 100 times the liquidation payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock and not as a separate class (except during a dividend default period occurring when dividends equal to six quarterly dividends are in arrears), during
which there will be a right to elect two directors voting as a class with any other series of preferred stock), unless otherwise required by law or by the Company's Articles of Incorporation. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged or changed, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. The rights of the Preferred Stock as to dividends, voting rights and liquidation are protected by antidilution provisions.

     The Purchase Price payable and the number of shares of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends and dividends payable in Preferred Stock) or of subscription rights or warrants.

     If (i) any Person becomes an Acquiring Person, or (ii) during such time as there is an Acquiring Person, there shall be a reclassification of securities, recapitalization, reorganization or other transaction involving the Company which
increases the proportionate equity share of the Acquiring Person, then in either such event each holder of a Right, other than the Acquiring Person, upon exercise
of the Right and payment of the Purchase Price, will have the right to receive, in lieu of Preferred Stock, a number of shares of Common Stock ("Adjustment Shares") having a value, based upon the market price during the period immediately preceding such event, equal to twice the Purchase Price. To the extent that insufficient shares of Common Stock are available for the exercise in full of the Rights, holders of Rights will receive upon exercise shares of Common Stock to the extent available and then cash, property or other securities of the Company (which may be accompanied by a reduction in the Purchase Price), in proportions determined by the Company, so that the aggregate value received is equal to the value of the Adjustment Shares. The Board of Directors may, at its option up to the time an Acquiring Person beneficially owns 50% or more of the outstanding Common Stock, exchange all or part of the then outstanding and exercisable Rights for Common Stock, at an exchange rate of one share of Common Stock per Right, subject to adjustment. Rights are not exercisable following the
acquisition of shares of Common Stock by an Acquiring Person as referred to in clause (i) of this paragraph until the expiration of the period during which the Rights may be redeemed as described below. Notwithstanding the foregoing, after an event described in clause (i) or (ii) of this paragraph, Rights that are (or, under certain circumstances, Rights that were) beneficially owned by the Acquiring Person will be null and void.

     If, after any Person becomes an Acquiring Person, unless the Rights are redeemed earlier, (i) the Company is a party to a merger or other business combination in which any shares of Common Stock are changed into or exchanged for
other securities or assets or (ii) more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold or transferred in one or more transactions, proper provision shall be made so that each holder of record of a Right will from and after that time have the right to receive, upon exercise of the Right and payment of the Purchase Price, that number of shares of common stock of the principal third party to the transaction which is equal to the Purchase Price divided by one-half of the average market price of a share of such party's common stock during the period immediately preceding such transaction.

     Fractions of shares of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts. The Company may also issue cash in lieu of fractional shares of Preferred Stock which are not integral multiples of one one-hundredth of a share and in lieu of fractional shares of Common Stock or other securities of the Company.

     At any time prior to the earlier of the close of business on (i) the Stock Acquisition Date or (ii) November 12, 2006, the Board of Directors may cause the Company to redeem the Rights in whole, but not in part, at a price of $.001 per Right, subject to adjustment (the "Redemption Price"). Upon the action of the Board of Directors authorizing redemption of the Rights, the right to exercise the Rights will terminate, and the holders of Rights will only be entitled to receive the Redemption Price.

     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company without the consent of, and without notice to, the holders of the Rights prior to the Distribution Date. Thereafter, the provisions
of the Rights Agreement may be amended by the Board of Directors without the consent of, and without notice to, the holders of Rights Certificates in order to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interest of any Acquiring Person); provided, however, that no supplement or amendment may be made on or after the Distribution Date which changes those provisions relating to the principal economic terms of the Rights.

     Until a Right is exercised, the holder, as such, will have no rights as a shareholder of the Company, including without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company, 300 Hamilton Boulevard, Peoria, Illinois 61602, Attention: Corporate Secretary.
This summary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated in this summary by reference.